Exhibit 3(i).4

Document must be filed electronically.          Colorado Secretary of State
Paper documents are not accepted.               Date & Time: 02/08/2013 01:19 PM
Fees & forms are subject to change.             ID Number: 20131002703
For more information or to print copies         Document number: 20131090727
of filed documents, visit www.sos.state.co.us.  Amount Paid: $1.00

                                                ABOVE SPACE FOR OFFICE USE ONLY

                             ARTICLES OF AMENDMENT
            filed pursuant to ss.7-90-301, et seq. and ss.7-110-106
                   of the Colorado Revised Statutes (C.R.S.)

ID NUMBER:                      20131002703
                                --------------------------------------------

1. ENTITY NAME:                 Three Forks Operating Company, Inc.
                                --------------------------------------------
                                (If Changing the Name of the Corporation,
                                 Indicate Name Before the Name Change)

2. NEW ENTITY NAME:             TFI Operating Company, Inc.
(if applicable)                 --------------------------------------------

3. USE OF RESTRICTED WORDS
(If   any  of   these   terms   are   /_/ "bank" or "trust" or any derivative
contained in an entity  name,  true        thereof
name of an  entity,  trade  name or   /_/ "credit union"  /_/ "savings and loan"
trademark  stated in this document,   /_/ "insurance", "casualty", "mutual", or
mark the applicable box):                 "surety"


4. OTHER AMENDMENTS, IF ANY, ARE ATTACHED.

5. IF THE AMENDMENT PROVIDES FOR AN EXCHANGE, RECLASSIFICATION OR CANCELLATION OF ISSUED SHARES, THE ATTACHMENT STATES THE PROVISIONS FOR IMPLEMENTING THE AMENDMENT.

6. IF THE CORPORATIONI'S PERIOD OF DURATION
AS AMENDED IS LESS THAN PERPETUAL, STATE
THE DATE ON WHICH THE PERIOD OF DURATION
EXPIRES:
                                --------------------------------------------
                                                (MM/DD/YYYY)

or

IF THE CORPORATION'S PERIOD OF DURATION AS AMENDED IS PERPETUAL,
MARK THIS BOX: /X/

7. (OPTIONAL) Delayed effective
date:                           --------------------------------------------
                                                (MM/DD/YYYY)

Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

                                 Exhibit 3(i).4


8. Name(s) and address(es) of the
individual(s) causing the document
to be delivered for filing:

                Littman              Michael
                -------------------- -------------- -------------- --------
                       (Last)           (First)        (Middle)    (Suffix)

                7609 Ralston Road
                ------------------------------------------------------------
                (Street name and number or Post Office information)

                Arvada                      CO       80002
                -------------------------- ---- ----------------------------
                (City)                   (State) (Postal/Zip Code)

                                            United States
                --------------------------- --------------------------------
                (Province .. if applicable) (Country - if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box /_/ and include an attachment stating the name and address of such individuals.)

Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from attorney.